UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2013

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Indenture Relating to 1.50% Convertible Senior Notes due June 1, 2018,” “Note Hedge Transactions” and “Warrant Transactions” is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Repayment of DOE Loan Facility” is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Indenture Relating to 1.50% Convertible Senior Notes due June 1, 2018” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Warrant Transactions” is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On May 22, 2013, Tesla Motors, Inc. (the “Company”) closed its underwritten public offerings of 3,393,793 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) and $600 million aggregate principal amount of its 1.50% Convertible Senior Notes due June 1, 2018 (the “Notes”) pursuant to a Registration Statement on Form S-3 (File No. 333-188625) (the “Registration Statement”) and a related prospectus, including the related prospectus supplements, filed with the Securities and Exchange Commission.

In connection with these offerings, the legal opinion as to the legality of the Common Stock and Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Indenture Relating to 1.50% Convertible Senior Notes due June 1, 2018

On May 22, 2013, the Company entered into an Indenture (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), providing for the issuance of debt securities from time to time, and a First Supplemental Indenture (the “Supplemental Indenture,” and together with the Indenture, the “Notes Indenture”), by and between the Company and the Trustee, relating to the issuance by the Company of the Notes. The Notes will bear interest at a rate of 1.50% per year, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2013. The Notes will mature on June 1, 2018, unless earlier repurchased by the Company or converted pursuant to their terms.

The initial conversion rate of the Notes is 8.0306 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $124.52 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Note Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding March 1, 2018, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2013 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of such period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after March 1, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time. Upon conversion, the Notes will be settled in cash and shares of Common Stock (subject to the Company’s right to pay cash in lieu of all or any portion of such shares).

The Company may not redeem the Notes prior to the maturity date; however, upon the occurrence of a fundamental change (as defined in the Note Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, will rank equally in right of payment with any of the Company’s unsecured indebtedness that is not so subordinated, will be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1)	a default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)	a default in the payment of principal of any Note when due and payable at its stated maturity, upon any required purchase, upon declaration of acceleration or otherwise;

(3)	a failure by the Company to comply with its obligation to convert the Notes in accordance with the Note Indenture upon exercise of a holder’s conversion right for a period of five business days;

(4)	a failure by the Company to comply with its obligations under the Note Indenture with respect to consolidation, merger and sale of assets of the Company;

(5)	failure by the Company to give a fundamental change notice at the time, in the manner, and with the contents under the Note Indenture when due;

(6)	the Company’s failure for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Global Note (as defined below) or Note Indenture;

(7)	a default by the Company or any “significant subsidiary” (as defined in the Note Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes (provided, however, that if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred); and

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any “significant subsidiary”.

If an event of default occurs and is continuing (other than an event of default described in clause (8) above with respect to the Company (and not with respect to a “significant subsidiary”)), the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable; upon such a declaration, such principal and any accrued and unpaid interest will be due and payable immediately, subject to certain limitations in the case of an event of default relating to certain failures by the Company to make certain filings required by it to be made with the Trustee or the Securities and Exchange Commission pursuant to the Trust Indenture Act of 1939, as amended, or the Securities Exchange Act of 1934, as amended, respectively. Upon an event of default described in clause (8) above with respect to the Company, 100% of the aggregate principal amount and accrued and unpaid interest will automatically be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, the Supplemental Indenture and the Form of Global Note included in the Supplemental Indenture (the “Global Note”), which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Note Hedge Transactions

On May 16, 2013, in connection with the offering of the Notes, the Company entered into note hedge transactions with affiliates of each of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (the “Hedge Counterparties”) pursuant to call option confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The note hedge transactions are expected generally to reduce the potential dilution to the Common Stock and/or offset potential cash payments in excess of the principal amount upon any conversion of Notes in the event that the market value per share of the Common Stock, as measured under the terms of the note hedge transactions, is greater than the strike price of the note hedge transactions (which corresponds to the initial conversion price of the Notes and is subject to certain adjustments substantially similar to those contained in the Notes). On May 22, 2013, at the closing of the offering of the Notes, the Company paid an aggregate amount of approximately $161.4 million to the Hedge Counterparties for the note hedge transactions.

If the underwriters of the offering of Notes exercise their option to purchase additional Notes pursuant to the applicable underwriting agreement with the Company, the Company expects to enter into additional note hedge transactions, in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, with the Hedge Counterparties with respect to such additional Notes.

Warrant Transactions

On May 16, 2013, in connection with the offering of the Notes and in order to partially offset the cost of the note hedge transactions, the Company entered into warrant confirmations, as amended on May 20, 2013, with the Hedge Counterparties in substantially the form filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference, pursuant to which the Company issued certain warrants (the “Warrants”). The Warrants allow the Hedge Counterparties to acquire, subject to anti-dilution adjustments, up to approximately 4.8 million shares of Common Stock at a strike price of $184.48 per share, also subject to adjustment. The Warrants would separately have a dilutive effect to the extent that the market value per share of the Common Stock exceeds the applicable strike price of the Warrants. The Warrants were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The Warrants are separate transactions, entered into by the Company with the Hedge Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. On May 22, 2013, at the closing of the offering of the Notes, the Company received aggregate proceeds of approximately $109.4 million from the sale of the Warrants to the Hedge Counterparties.

If the underwriters of the offering of Notes exercise their option to purchase additional Notes pursuant to the applicable underwriting agreement with the Company and the Company enters into additional note hedge transactions with the Hedge Counterparties, the Company expects to enter into additional corresponding warrant confirmations, in substantially the form filed as Exhibit 10.2 to this Current Report on Form 8-K, with the Hedge Counterparties.

Repayment of DOE Loan Facility

On May 22, 2013, in connection with the closing of the offerings of the Common Stock and Notes, the Company terminated its Loan Arrangement and Reimbursement Agreement, dated as of January 20, 2010, between the Company and the United States Department of Energy (as amended from time to time, the “Arrangement Agreement”), and prepaid in full all amounts due under the two Future Advance Promissory Notes that were issued to the Federal Financing Bank (the “FFB”) under the Note Purchase Agreement, dated as of January 20, 2010, between the Company and FFB. The aggregate amount of the prepayment was $451,825,447.07, including a prepayment premium based on prevailing interest rates. Upon the prepayment in full of the obligations to the FFB, two warrants issued to the DOE by the Company pursuant to the Arrangement Agreement to purchase, respectively, up to 3,085,011 shares of Common Stock at an exercise price of $7.54 per share and up to 5,100 shares of Common Stock at an exercise price of $8.94 per share, expired unexercised in accordance with their terms.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 22, 2013, by and between Tesla Motors, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of May 22, 2013, by and between Tesla Motors, Inc. and U.S. Bank National Association.

4.3	Form of 1.50% Convertible Senior Note Due June 1, 2018 (included in Exhibit 4.2).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Form of Call Option Confirmation.

10.2	Form of Warrant Confirmation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja
Chief Financial Officer

Date: May 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 22, 2013, by and between Tesla Motors, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of May 22, 2013, by and between Tesla Motors, Inc. and U.S. Bank National Association.

4.3	Form of 1.50% Convertible Senior Note Due June 1, 2018 (included in Exhibit 4.2).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Form of Call Option Confirmation.

10.2	Form of Warrant Confirmation.